Exhibit 16.1

January 22, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read AmpliPhi Biosciences Corporation’s statements included under Item 4.01 of its Form 8-K filed on January 22, 2015 and we agree with such statements concerning our firm.

/s/ PBMares, LLP

PBMares, LLP